UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

TANGER FACTORY OUTLET CENTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANGER FACTORY OUTLET CENTERS, INC.

AMENDMENT TO
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2011

This document amends the Proxy Statement of Tanger Factory Outlet Centers, Inc. (the “Company”) dated March 31, 2011 and furnished in connection with the Company's Annual Meeting of Shareholders to be held on May 13, 2011 at 10 o'clock a.m. at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022.

EXPLANATORY STATEMENT

Due to a typographical error, the resolution set forth in the Proxy Statement under Proposal 3 to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized for issuance from 150 million Common Shares to 300 million Common Shares inadvertently deleted from the proposed amended Paragraph A of Article II of the Articles of Incorporation four classes of preferred shares which were previously authorized and contained in Paragraph A of Article II of the Articles of Incorporation.

The corrected resolution and amended Paragraph A of Article II of the Articles of Incorporation for Proposal 3 is set forth below (this version replaces and supercedes the version previously set forth in the Proxy Statement):

    “RESOLVED that the Company's Articles of Incorporation shall be amended to authorize the issuance of additional Common Shares by amending Paragraph A of Article II as provided below:
“A. The number of shares that the corporation is authorized to issue is 366 million shares, divided into classes, as follows: 300 million Common Shares with a par value of $0.01 per share (the “Common Shares”); 25 million Excess Shares with a par value of $0.01 per share (the “Excess Shares”); one million Preferred Shares with a par value of $0.01 per share (the “Class A Preferred Shares”); eight million Class B Preferred Shares with a par value of $0.01 per share (the “Class B Preferred Shares”); eight million Class C Preferred Shares with a par value of $0.01 per share (the “Class C Preferred Shares”); eight million Class D Preferred Shares with a par value of $0.01 per share (the “Class D Preferred Shares”); four million Class E Preferred Shares with a par value of $0.01 per share (the “Class E Preferred Shares”); four million Class F Preferred Shares with a par value of $0.01 per share (the “Class F Preferred Shares”); four million Class G Preferred Shares with a par value of $0.01 per share (the “Class G Preferred Shares”); and four million Class H Preferred Shares with a par value of $0.01 per share (the “Class H Preferred Shares”). The preferences, limitations and relative rights of each class of shares are as forth in succeeding paragraphs of this Article II.”
The other information in Proposal 3 of the Proxy Statement remains unchanged.